United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 27, 2005

OUTDOOR CHANNEL HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

000-17287
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0074499 (IRS Employer Identification Number)

43445 Business Park Drive, Suite 113, Temecula, California 92590
(Addresses of Principal Executive Offices)

951.699.4749
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 1.1
EXHIBIT 10.1
EXHIBIT 99.1

Outdoor Channel Holdings, Inc.
Current Report on Form 8-K
June 27, 2005

Item 1.01    Entry Into a Material Definitive Agreement.

Unless the context otherwise indicates, references in this Current Report on Form 8-K to “we,” “us” or “our” refer to the Registrant, Outdoor Channel Holdings, Inc.

Effective on June 27, 2005, we entered into a Selling Stockholders Registration Rights Agreement (the “Registration Rights Agreement”) with certain stockholders solely to permit these stockholders to sell shares of our common stock in our previously announced underwritten offering of shares of our common stock. These selling stockholders include the following persons, who have the material relationships with us as indicated: (i) Perry T. Massie, who is a beneficial owner of more than 5% of our outstanding common stock, a director, chairman of the board and our Chief Executive Officer and President, (ii) Thomas H. Massie, who is a beneficial owner of more than 5% of our outstanding common stock, a director, vice-chairman of the board and our Executive Vice President and Secretary, (iii) Musk Ox Investments, LP, which is a beneficial owner of more than 5% of our outstanding common stock and is affiliated with Perry T. Massie and Thomas H. Massie, (iv) Ray V. Miller, who is a beneficial owner of more than 5% of our outstanding common stock and is one of our directors, (v) Jerry R. Berglund, who is one of our directors, (vi) Jacob J. Hartwick, who is Executive Vice President of our subsidiary, The Outdoor Channel, Inc., (vii) Mark C. Corcoran, who is Controller of our subsidiaries, (viii) Andrew J. Dale, who is Chief Executive Officer and Co-President of our subsidiary, The Outdoor Channel, Inc., (ix) Elizabeth J. Sanderson, who is a beneficial owner of more than 5% of our outstanding common stock and is one of our directors, (x) the Multi-Generational Trust of Elizabeth Sanderson-Burke dated July 3, 2001 and the Elizabeth Sanderson Irrevocable Trust dated May 4, 2004, both of which are related to Elizabeth J. Sanderson, whom disclaims beneficial ownership and/or control over the shares owned thereby, and (xi) the Elizabeth Jean Sanderson-Burke Charitable Remainder Unitrust and The Joseph M. & Phyllis T. Burke Irrevocable Children’s Trust UA dated November 9, 1992, both of which are affiliated with Elizabeth J. Sanderson. The Registration Rights Agreement contains provisions regarding our registration of such shares of common stock, indemnification provisions and other terms. A copy of the Selling Stockholders Registration Rights Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.     Regulation FD Disclosure.

On June 28, 2005, we announced the pricing of the previously announced underwritten offering of shares of our common stock. The news release announcing the pricing is attached as Exhibit 99.1 to this Current Report on Form 8-K and such release is deemed to be furnished and not “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended.

Item 8.01.     Other Events.

On June 27, 2005, we entered into an Underwriting Agreement with Bear, Stearns & Co. Inc., A.G. Edwards & Sons, Inc., Jefferies & Company, Inc. and certain other parties named therein (the “Underwriting Agreement”). A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description

1.1	Underwriting Agreement dated June 27, 2005 , among Outdoor Channel Holdings, Inc., Bear, Stearns & Co. Inc., A.G. Edwards & Sons, Inc., Jefferies & Company, Inc. and the other parties named therein.

10.1	Selling Stockholders Registration Rights Agreement, dated as of June 27, 2005, among Outdoor Channel Holdings, Inc. and the selling stockholders who are a party thereto.

99.1	News Release dated June 28, 2005.

Forward Looking Statements

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements identified by words such as “anticipate”, “believe”, “expect”, “intend”, “estimate”, “may”, “could”, “project”, “potential”, “plan”, “forecast”, “future” or similar expressions. In addition, the proposed transactions described above are subject to customary conditions. We intend that all such statements be subject to the “safe-harbor” provisions contained in those sections. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the outcomes or results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in all such forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that the proposed transactions, our objectives or plans, or the objectives or plans of any other person, will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Outdoor Channel Holdings, Inc.

Date: June 28, 2005	By:	/s/ Thomas E. Hornish

Thomas E. Hornish General Counsel

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated June 27, 2005, among Outdoor Channel Holdings, Inc., Bear, Stearns & Co. Inc., A.G. Edwards & Sons, Inc., Jefferies & Company, Inc. and the other parties named therein.

10.1	Selling Stockholders Registration Rights Agreement, dated as of June 27, 2005, among Outdoor Channel Holdings, Inc. and the selling stockholders who are a party thereto.

99.1	News Release dated June 28, 2005.